ART'S-WAY MANUFACTURING CO., INC.
                           ARMSTRONG, IOWA 50514-0288
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held On April 15, 1999


To:	The Shareholders of
		ART'S-WAY MANUFACTURING CO., INC.

	Notice is hereby given that the Annual Meeting of Shareholders of Art's-Way Manufacturing Co., Inc., a Delaware corporation (the "Company"), will be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska 68124 on Thursday, April 15, 1999, at 10:00 A.M. Central Daylight Savings Time, for the following purposes:

	(1)	To elect seven (7) directors to serve until the next Annual
                Meeting of Shareholders or until such time as their successors are elected and qualified;

	(2)	To consider and vote upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as independent public accountants of the Company for the year ending November 30, 1999, and

	(3)	To transact such other business as may properly come before
                the meeting.

	NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

	Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above, or on any date or dates to which the Meeting may be adjourned. The Board of Directors of the Company has fixed the close of business on March 4, 1999 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the Meeting and any adjournments thereof, and only shareholders of record at such time will be entitled to such notice and to vote. The stock transfer books of the Company will not be closed. You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Meeting in person.



				By Order of the Board of Directors

						William T Green,
        					   Secretary

Armstrong, Iowa
March 11, 1999


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS OF
                 ART'S-WAY MANUFACTURING CO., INC.
                   ARMSTRONG, IOWA  50514-0288

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Art's-Way Manufacturing Co., Inc., a Delaware Corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting") to be held at One Pacific Place, Suite 800, 1125 South 103 Street, Omaha, Nebraska, 68124, on Thursday, April 15, 1999 at 10:00 A. M. Central Daylight Savings Time and at any and all adjournments thereof. Shareholders of record at the close of business on March 4, 1999 are entitled to notice of and to vote at the Meeting.

                          PROXIES

   Proxies are being solicited by the Board of Directors of the Company. Proxies so given may be revoked at any time prior to the Annual Meeting.
No special form of revocation is required and it need not be in writing. Proxies will be solicited by mail and the expense of the solicitation of such proxies will be borne by the Company. In addition to the solicitation by use of the mails, directors, officers and/or executive and administrative employees of the Company may solicit the return of proxies by mail, telephone or in person, without extra compensation. The Company has retained the American Stock Transfer and Trust Company, New York, New York, to assist in solicitation of proxies at a cost of approximately $1,800. The approximate date on which notice of the meeting, this Proxy Statement and form of proxy are first being sent to shareholders is March 11, 1999.

                        VOTING SECURITIES

   As of the close of business on March 4, 1999, the record date for the Annual Meeting, the outstanding voting securities consisted of 1,245,931 shares of Common Stock, each of which is entitled to one vote.

	VOTING SECURITIES AND OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

   The following table sets forth the names of the persons known to the Company who beneficially own more than 5% of the issued and outstanding shares of Common Stock of the Company as of March 4, 1999, the record date for the meeting:
                                 Type of           Number of       Percent of
      Name and Address          Ownership            Shares        Outstanding

Franklin Resources, Inc.       Beneficially           82,500          6.62%
 777 Mariners Island Blvd.
 San Mateo, California 94404

Royce & Associates, Inc.       Beneficially          124,000 (1)      9.95%
 1414 Avenue of the Americas
 New York, New York 10019

J. Ward McConnell, Jr.         Beneficially          137,700  (2)    11.05%
 P.O. Box 6246
 Kinston, North Carolina 28501

James L. Koley                 Of record and
 1125 South 103 Street         beneficially           76,000  (3)     6.10%
 Omaha, Nebraska 68124

(1) These shares are the total of a group filing on Schedule 13G by Royce
    & Associates, Inc. and Charles M. Royce. Mr. Royce disclaims beneficial ownership of the 124,000 shares held by Royce & Asociates, Inc.
(2) Includes 2,500 shares which Mr. McConnell, Jr. is entitled to purchase under the Director Stock Option Plan(1991).
(3) Includes 5,000 shares which Mr. Koley is entitled to purchase under the Director Stock Option Plan(1991).


                             VOTING SECURITIES OWNED BY
                          EXECUTIVE OFFICERS AND DIRECTORS

   The following table shows certain information with respect to the Company's common stock beneficially owned by directors and executive officers as of March 4, 1999. The shares shown as beneficially owned include shares which executive officers and directors are entitled to acquire pursuant to out-standing stock options exercisable within sixty days of March 4, 1999.


Name                    Type of Beneficial Ownership    Number of  Percent of
                                                         Shares       Class
James L. Koley           of record and Beneficially     76,000 (1)    6.10%
George A. Cavanaugh, Jr. of record and Beneficially      5,500 (1)     *
Donald A. Cimpl          of record and Beneficially     42,500 (1)    3.41%
Herbert H. Davis, Jr.    of record and Beneficially     48,200 (1)    3.87%
Douglas McClellan        of record and Beneficially     20,500 (1)    1.65%
J. Ward McConnell, Jr.   of record and Beneficially    137,700 (2)   11.05%
J. David Pitt            of record and Beneficially     41,031 (3)    3.29%
William T. Green         of record and Beneficially     18,500 (4)    1.48%
Directors and Executive
 Officers as a Group
 (8 persons)             of record and Beneficially    389,931       31.30%

* 	Less than 1%
(1)	Includes 5,000 shares which can be purchased by each individual pursuant to stock options.
(2) 	Includes 2,500 shares which can be purchased pursuant to stock options
(3)	Includes 36,051 shares which can be purchased pursuant to stock options and 4,480 shares which is the allocable portion of the shares in the Company's 401(k) Plan.
(4)	Includes 18,500 shares which can be purchased pursuant to stock options.


                       BOARD OF DIRECTORS AND ELECTION

Nominees to the Board of Directors

   The Board of Directors of the Company is presently composed of seven (7) directors. At this Annual Meeting of Shareholders seven (7) directors are to be elected to hold office until the 2000 annual meeting of Shareholders or until the successor of each shall be elected and qualified. All of the nominees named herein are presently serving as members of the Board of Directors. Management has no reason to believe that any of those named below will be unable or unwilling to serve. If for any reason any nominee named is unable to serve, the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board of Directors or the Board of Directors may reduce the size of the Board.

   Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. The proxy holders will vote the proxies for the below seven nominees.

   The name of each nominee, his age, the year in which he was first elected a director, his principal occupation or occupations for the past five years and positions (other than director) with the Company are as follows:

JAMES L. KOLEY, age 68, Omaha, Nebraska. Chairman of the Board of Directors since 1987 and Member of the Executive Committee and Compensation and Stock Option Committee. Chairman of the Board of the law firm of Koley, Jessen, Daubman & Rupiper, P.C., Omaha, Nebraska since February 1988. Director of Dover Corporation, New York, New York. Mr. Koley has been a director since 1976.

GEORGE A. CAVANAUGH, JR., age 78, Ocala, Florida. Retired since 1981; formerly President of Cavanaugh & Associates, Inc., Manufacturers
Representative, Southfield, Michigan. Chairman of the Compensation and Stock Option Committee and member of the Audit Committee.
Mr. Cavanaugh has been a director since 1972.

DONALD A. CIMPL, age 66, Omaha, Nebraska. Business consultant since 1989. For more than five years prior to that time, partner with Coopers and Lybrand. Chairman of the Audit Committee and member of the Executive Committee. Mr. Cimpl has been a director since 1990.

HERBERT H. DAVIS, JR., age 74, Omaha, Nebraska. Vice Chairman of the Board, Chairman of the Executive Committee and Member of the Audit Committee. Owner of Miracle Hills Golf and Tennis Center, Omaha, Nebraska since 1987. For more than five years prior to that time, Chairman of the Board, Kirkpatrick, Pettis, Smith, Polian, Inc., Investment Bankers, Omaha, Nebraska. Director of KPM Funds, Inc., Omaha, Nebraska. Mr. Davis was first elected as a director in 1970.

DOUGLAS McCLELLAN, age 48, Clarence, New York. President of Filtration Unlimited, Akron, New York, where he has held various positions for more than five years. Member of the Compensation and Stock Option Committee and Audit Committee. Mr. McClellan has been a director since 1987.

J. DAVID PITT, age 51, Armstrong, Iowa. Joined the Company and was elected President on March 26, 1996. For more than five years prior to that time, President and General Manager of Massey-Ferguson, Inc., Des Moines, Iowa. Mr. Pitt was elected a director in 1996.

J. WARD MCCONNELL, Jr., age 67, Kinston, North Carolina. Private investor for more than five years. Mr. McConnell was elected a director in 1996.

Meetings of the Board of Directors and Committees

   The principal functions of the Executive Committee are to advise and consult with the Board of Directors on matters considered appropriate by the Executive Committee and, subject to specified limitations, to consider and act upon matters for the Board of Directors when the Board may be unable to consider and act on such matters as a whole. The Executive Committee had no meetings in the last fiscal year.

   The Audit Committee's principal functions are to evaluate and review financial procedures, controls and reporting. The Audit Committee recommends selection of the independent public accountants. The Audit Committee had two meetings in the last fiscal year.

   The Compensation and Stock Option Committee has the responsibility to review and advise management on broad compensation policies such as salary ranges and incentive programs. The Committee also administers the Incentive Stock Option Plans and grants options pursuant to the Plans. Furthermore the Committee has the responsibility to approve and recommend to the Board of Directors base salaries, salary increases and other benefits for elected officers. The Compensation and Stock Option Committee had one meeting in the last fiscal year.

   The Company has no Nominating Committee.

   The Board of Directors held four meetings in the last fiscal year. Each director attended 100% of the meetings of the Board and the Board Committees of which he was a member.

   Each director, other than the Chairman of the Board, who is not an employee of the Company or a subsidiary, receives $4,500 per year plus $900 for attendance at each of the meetings of the Board, as well as $788 for attendance at each meeting of a standing committee on which he serves. The Chairman of a standing committee receives $1,035 for each meeting attended.

   The Chairman of the Board receives $36,000 per year and is eligible for a discretionary bonus.

                    EXECUTIVE OFFICERS OF THE COMPANY

J. David Pitt, age 51, President. Mr. Pitt joined and was elected President of the Company on March 26, 1996 and appointed to the Board of Directors on September 3, 1996. From 1987 to 1996 he was President and General Manager of Massey-Ferguson, Inc., Des Moines, Iowa.

William T. Green, age 56, Executive Vice President, Finance and
Administration, Secretary and Treasurer. Mr. Green was appointed Executive Vice President, Finance and Administration, Secretary & Treasurer on
April 7, 1995. Prior to April 7, 1995 Mr. Green served as Controller for the Company for more than five years.

                      EXECUTIVE COMPENSATION

Compensation and Stock Option Committee Report on Executive Compensation

   The Compensation and Stock Option Committee of the Board is composed of three independent, non-employee Directors and has the responsibilities as described on page 4 of this Proxy Statement. The Committee has furnished the following report:

   The compensation philosophy of the Company is to provide a compensation package to executives that will, with base salary, incentive compensation and stock options, maximize long-term shareholder value.

   The Company's policy is to pay base salaries that are at, or near, the average for similar companies. Salary increases are considered annually and are based on current salary and the individual performance during the past year. The Committee recommends to the Board salary increases for all executive officers including that of the President, J. David Pitt, and the Executive Vice President Finance and Administration, Secretary and Treasurer, William T. Green.

   The incentive compensation plan for executive officers is a performance driven bonus plan to promote the objectives of the Company. Profitability is the underlying factor in the determination of the annual bonus plan. Each year the Compensation and Stock Option Committee recommends to the Board the specific bonus plan for executive officers.

   Stock options are the third part of the overall compensation package for executive officers and are awarded to provide long term incentives.
The Compensation and Stock Option Committee recommends all stock option grants to the Board for approval. The option price for shares of Art's-Way common stock awarded to executive officers under the Company's Stock Option Plan is 100% of the fair market value of the shares at date of grant, with 25% exercisable at date of grant and an additional 25% after one, two and three years on a cumulative basis. During the 1998 fiscal year, Mr. Pitt was granted options to acquire 10,526 shares of Art's-Way common stock at $9.50 per share.


		      George A. Cavanaugh, Jr., Chairman
		      James L. Koley
		      Douglas McClellan


Summary Compensation Table

The following table sets forth the aggregate cash and cash equivalent forms of remuneration accrued by the Company and its subsidiaries to, or for, the benefit of (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000.

                                                            Long Term
                                                           Compensation
                                   Annual Compensation        Awards
Name and
Principal
Position        Year   Salary ($)  Bonus ($)  All  Other     Options
                                             Compensation
J. David Pitt,  1998    $160,000       -          -          10,526
President       1997*   $ 60,000    $65,000       -            -
                1997    $120,000       -          -          20,000
                1996    $ 22,302       -          -          21,052

*For the six-month period ended November 30, 1997

Option Grants in Last Fiscal Year

The following table sets forth the grants of stock options made during the last year to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000.


                                                        Potential Realizable
                                                         Value at Assumed
                                                   Annual Rates of Stock Price
                                                            Appreciation
                     Individual Grants                   for Option Term(1)

               Number of    % of Total
               Securities   Options
               Underlying   Granted to   Exercise or
               Options      Employees in Base Price  Expiration
               Granted (#)  Fiscal Year   ($/Sh)     Date      5%($)   10%($)

J. David Pitt  10,526         100.00 %     $9.50    1-03-08  $162,889 $259,374
President

1) The dollar amounts in these columns are the result of calculations at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Company's Common Stock.

Option Exercises and Fiscal Year-End Values

The following table sets forth the exercise of stock options made during the last year to (i) the Chief Executive Officer and (ii) the four most highly compensated executive officers, other than the CEO, whose remuneration exceeded $100,000.


                            Number of Securities       Value of Securities
                           Underlying Unexercised    Underlying Unexercised
                            Options at 11/30/98          In-the-Money
                                                      Options at 11/30/98
        Shares   Value
     Acquired on Realized Exercisable Unexercisable Exercisable Unexercisable
     Exercise (#)  ($)       (#)          (#)           ($)          ($)

J. David Pitt
President
       -           -        28,420        23,158        16,975        -


   The Company has a 401(k) Savings Plan (the "Plan") which covers sub-stantially all full-time employees. Participating employees contribute to the Plan through salary reductions. The Company contributes a discretionary percentage of the Plan Participant's salary deferrals. The assets of the Plan are managed by the Principal Financial Group, Des Moines, Iowa. Vesting of participants is 20% per year after one year of employment until 100% vested after 6 years. The Company's contributions to the Plan were $170,000 in 1998, $54,000 for the six months ended November 30, 1997, $0 in 1997 and 1996. No amounts were paid or distributed to the individuals named in the above table pursuant to the Plan.

Description of Stock Options Plans

   The Company has adopted three stock option plans, the Incentive Stock Option Plan (1986), the Employee Stock Option Plan (1991) and the Director Stock Option Plan (1991).

   Under the Incentive Stock Option Plan (1986), stock options may be granted to key employees to purchase shares of common stock of the Company at a price not less than its fair market value at the date the options are granted.
Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years on a cumulative basis. Options for a maximum of 125,000 common shares may be granted under the Plan. There are 17,797 options outstanding, and 13,348 options exercisable. There are no options available for grant as this plan expired April 1, 1996.

   Under the Employee Stock Option Plan (1991), Incentive Stock Options and Non-qualified Stock Options may be granted to key employees to purchase shares of common stock of the Company at a price not less than its fair market value at the date the options are granted. Options for an aggregate of 100,000 common shares may be granted under the Plan. The Company's Compensation and Stock Option Committee will administer the Plan and determine the number of shares to be subject to each option, the type of option, the duration of each option, the exercise price under each option, the time or times within which all or portions of each option may be exercised and whether cash, Company common stock or other property may be accepted in full or partial payment upon exercise of a stock option. There are 38,219 common shares available for grant, 55,281 options outstanding and 36,572 options exercisable.

  Under the Director Stock Option Plan (1991), options may be granted to non-employee directors at a price not less than fair market value at the date the options are granted. Non-employee directors who have served for at least one year are automatically granted options to purchase 5,000 common shares. Options for an aggregate of 45,000 common shares may be granted under the Plan. Each option will be for a period of ten years and may be exercised at a rate of 25% at the date of grant and an additional 25% after one, two and three years on a cumulative basis. There are 15,000 common shares available for grant, 30,000 options outstanding, and 27,500 options exercisable.

                            PERFORMANCE GRAPH

   The graph below compares the yearly percentage change in the cumulative total stockholder return for Art's-Way Manufacturing Co., Inc. Common Stock compared with the NASDAQ Stock Market-U.S. Index, and the S&P Manufacturing (Diversified Industries) Index.


              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

(Graph available on request)

                      Nov 93  Nov 94  Nov 95  Nov 96  Nov 97  Nov 98
Art's-Way
 Mfg. Co., Inc.
 (ARTW)                100      80      49     46      98      57
NASDAQ Stock
Mrkt.-US Index
(INAS)                 100     100     143    175     218     267
S & P Mfg.
(Div Ind) Index
(IMNV)                 100     102     150    211     248     280


               RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

   The Board of Directors, acting on the recommendation of the Audit Committee, has designated KPMG Peat Marwick LLP as independent public accountants of the Company for the fiscal year ending November 30, 1999. KPMG Peat Marwick LLP have been the independent public accountants of the Company since June 1, 1980. The firm has advised the Company that it has no relationship to the Company except that of independent public accountants.

   A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Shareholders to respond to appropriate questions regarding preparation of the financial statements.

   The Board of Directors recommends that shareholders vote FOR the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants.

Vote Required for Ratification

   The affirmative vote of a majority of the shares represented at the meeting is required to ratify the appointment of KPMG Peat Marwick LLP as the independent public accountants of the Company.


                      SHAREHOLDER PROPOSALS

   Any proposals of shareholders that are intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received at the Company's principal offices no later than December 12, 1999 in order to be included in the proxy statement and on the form of proxy which will be solicited by the Board of Directors in connection with that meeting.


    COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors to file initial reports of ownership and reports in changes of ownership with the Securities and Exchange Commission (SEC). Executive officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis.

                               OTHER MATTERS

   Management knows of no other matters which may be brought before the meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named in the enclosed proxy will vote thereon in accordance with their best judgment.


                          FINANCIAL STATEMENTS

   Financial statements of the Company are included in the Annual Report to Shareholders for the fifty-two weeks ended November 30, 1998, which report is mailed herewith to all stockholders entitled to vote at the meeting.
The Annual Report is not part of the soliciting material.

   A copy of the Company's 1998 10-K Report is available without charge upon written request of William T. Green, Secretary, Art's-Way Manufacturing Co., Inc., P.O. Box 288, Armstrong, Iowa 50514-0288.